Exhibit 99.1

NOT FOR RELEASE, DISTRIBUTION OR PUBLICATION IN OR INTO AUSTRALIA, CANADA OR JAPAN OR ANY OTHER JURISDICTION WHERE IT IS UNLAWFUL TO DO SO.

For Immediate Release

16 January 2006 (corrected)

DISCUSSIONS WITH RESPECT TO POTENTIAL OFFER BY NTL FOR VIRGIN MOBILE

NTL Incorporated (“ntl”) and the Independent Board(1) of Virgin Mobile Holdings (UK) plc (“Virgin Mobile”) confirm that they are in discussions which would enable a cash offer, with share alternative offers, to be made by ntl or one or more of its subsidiaries to acquire the entire issued and to be issued share capital of Virgin Mobile, subject to the satisfaction of certain pre-conditions.

If the potential offer being discussed is made, Virgin Mobile Shareholders would be able to elect to accept the following alternatives:

(a)	Under a cash offer;

	for each Virgin Mobile Share held	372 pence in cash

(b)	Under a share offer for NASDAQ listed ntl common stock (“ntl Shares”)

	for each Virgin Mobile Share held	0.09298 ntl Shares

which has a value of 352 pence per Virgin Mobile Share based on ntl’s closing price and the $/£ exchange rate at 13 January 2006;

(c)	Under a share offer for unlisted redeemable units (“Redeemable Units”)

	for each Virgin Mobile Share held	0.074384 Redeemable Units(2) plus 67p pence in cash

The Redeemable Units would be comprised of units of Class B common stock of a subsidiary of ntl stapled to convertible redeemable preferred stock of ntl which would be exchangeable, subject to certain restrictions, on a one for one basis into ntl Shares.

Virgin Group has indicated to ntl its intention to accept alternative (c) above in respect of its holding of approximately 71.3% of the ordinary shares of Virgin Mobile.

(1) The representative of Virgin Mobile’s majority shareholder has absented himself from discussions in relation to the potential offer.

(2) Each 0.074384 of a Redeemable Unit, if it were to be exchangeable today, would be exchangeable into ntl Shares at a value equivalent to 282p, based on ntl’s closing price and the $/£ exchange rate at 13 January 2006.  However, the Redeemable Units will be illiquid, subject to restrictions on exchange and will not be listed on any securities market.  This is not a valuation for purposes of Rule 24.10 of the Takeover Code, and such a formal valuation will be made in the offer document, in the event that a formal offer is made.

The potential offer is subject to various pre-conditions including:

(a)           receipt of an irrevocable undertaking from the Virgin Group to accept the potential offer or vote in favour of a scheme to implement the potential offer and to elect option (c) above (Redeemable Units and cash) in respect of all of its holding;

(b)           the transaction being recommended to Virgin Mobile shareholders by the Independent Board(1) of Virgin Mobile and by its financial adviser;

(c)           confirmation from Virgin Mobile’s network supplier, T-Mobile, of support for the proposed transaction on terms satisfactory to ntl and Virgin Mobile. T-Mobile has previously indicated to ntl that it is supportive of the proposed transaction;

(d)           agreement being reached by ntl and Virgin Enterprises on a brand license arrangement; and

(e)           completion, on terms satisfactory to ntl, of a due diligence review of Virgin Mobile by ntl and its advisers, which will commence shortly.

This announcement does not amount to a firm intention to make an offer, and accordingly there can be no assurance that an offer for Virgin Mobile will be made even if the pre-conditions are satisfied or waived.  ntl reserves the right at its absolute discretion to waive any of the pre-conditions specified above and to make an offer at a value lower than as set out above with the agreement of the Independent Board(1) of Virgin Mobile or in the event that a person not acting in concert with ntl announces an offer of less than as set out above.  This announcement has been made with ntl’s consent.

Separately, ntl is continuing with its proposed combination with Telewest Global, Inc. which was announced on 3 October 2005.

Further announcements will be made in due course as appropriate.

Enquiries:

ntl In the US, for investors: Brian Schaffer In the UK, for media: Justine Smith	Tel: +1 212 739 6724 Mob: +44 (0) 7966 421 991

Goldman Sachs (Financial Adviser to ntl) Alain Carrier	Tel: +44 (0)20 7774 1000

Buchanan Communications (PR Adviser to ntl) Richard Oldworth Jeremy Garcia	Tel: +44 (0)20 7466 5000

Virgin Mobile Steven Day or Mike Thomas	Tel: +44 (0)20 7484 4300

Morgan Stanley (Financial Adviser to Virgin Mobile)

Paulo Pereira or Justin Manson	Tel: +44 (0)20 7425 8000

Finsbury (PR Adviser to Virgin Mobile) James Murgatroyd or Don Hunter	Tel: +44 (0)20 7251 3801

Goldman Sachs International, which is authorised and regulated in the United Kingdom by the Financial Services Authority, is acting exclusively for ntl and no one else in connection with the potential offer and will not be responsible to anyone other than ntl for providing the protections afforded to its customers or for providing advice in relation to the potential offer or any matter or arrangement referred to herein.

Morgan Stanley & Co. Limited, which is authorised and regulated by the Financial Services Authority, is acting exclusively for Virgin Mobile and no one else in connection with the potential offer and will not be responsible to anyone other than Virgin Mobile for providing the protections afforded to its customers or for providing advice in relation to the potential offer or any matter or arrangement referred to herein.

Further Information on the Potential Offer

The availability of the potential offer to Virgin Mobile Shareholders who are not resident in the United Kingdom or the United States may be affected by the laws of relevant jurisdictions.  Virgin Mobile Shareholders who are not resident in the United Kingdom or the United States will need to inform themselves about and observe any applicable requirements.

This announcement does not constitute an offer or invitation to purchase any securities or a solicitation of an offer to buy any securities, pursuant to the offer or otherwise.

Any securities that might be offered pursuant to the potential offer described in this announcement have not been registered under the applicable securities laws of Australia, Canada or Japan.  Accordingly, any such securities may not be offered, sold or delivered, directly or indirectly, in or into Australia, Canada or Japan except pursuant to exemptions from applicable requirements of such jurisdictions.

The potential offer will be subject to the applicable rules and regulations of the UK Listing Authority, the London Stock Exchange and the City Code.  In addition, the potential offer will be subject to the applicable requirements of the United States federal and state securities laws and the applicable rules and regulations of NASDAQ (except to the extent exempt from such requirements).

Virgin Mobile Holdings (UK) plc shareholders should read any prospectus that may be filed with the U.S. Securities and Exchange Commission (the “SEC”), because any such prospectus will contain important information about any potential transaction.  Investors may obtain a free copy of any prospectus, if and when it becomes available, and other documents filed by ntl Incorporated with the SEC, at the SEC’s website at http://www.sec.gov.  Free copies of any prospectus, if and when it becomes available, may be obtained by directing a request to ntl Incorporated, 9098 Third Avenue, Suite 2863, New York, New York 10022, Attention: Investor Relations.

Additional Information Relating to NTL Merger with Telewest

This press announcement may be deemed to be solicitation material in respect of the proposed merger of ntl and Telewest.  This press announcement is not a prospectus and ntl and Telewest shareholders should make their decision on the proposed merger on the basis of the information to be contained in the joint proxy statement/prospectus.  In connection with the proposed merger, ntl and Telewest have filed a joint proxy statement/prospectus with the SEC.  INVESTORS AND SECURITY HOLDERS OF NTL AND TELEWEST ARE ADVISED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT

INFORMATION ABOUT THE PROPOSED MERGER.  The final joint proxy/statement/prospectus will be mailed to stockholders of ntl and Telewest.  Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by ntl and Telewest with the SEC, at the SEC’s website at http://www.sec.gov.  Free copies of the joint proxy statement/prospectus and each company’s other filings with the SEC may also be obtained from the respective companies.  Free copies of ntl’s filings may be obtained by directing a request to ntl Incorporated, 909 Third Avenue, Suite 2863, New York, New York 10022, Attention: Investor Relations.  Free copies of Telewest’s filings may be obtained by directing a request to Telewest Global, Inc., 160 Great Portland Street, London, W1W 5QA, United Kingdom, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Participants in the Solicitation Relating to NTL Merger with Telewest:

ntl, Telewest and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from their respective stockholders in favour of the ntl merger with Telewest.  Information regarding ntl’s directors and executive offices is available in ntl’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 5, 2005.  Information regarding Telewest’s directors and executive officers is available in Telewest’s proxy statement for its 2005 annual meeting of stockholders, which was filed with the SEC on April 11, 2005. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC when they become available.

Private Securities Litigation Reform Act:

Various statements contained in this document constitute “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995.  Words like “believe”, “anticipate”, “should”, “intend”, “plan”, “will”, “expects”, “estimates”, “projects”, “positioned”, “strategy” and similar expressions identify these forward-looking statements, which involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements or industry results to be materially different from those contemplated, projected, forecasted, estimated or budgeted whether expressed or implied, by these forward-looking statements.  In respect of ntl, these factors include: potential adverse developments with respect to our liquidity or results of operations; our significant debt payments and other contractual commitments; our ability to fund and execute our business plan; our ability to generate cash sufficient to service our debt; interest rate and currency exchange rate fluctuations; our ability to complete the integration of our billing systems; the impact of new business opportunities requiring significant up-front investments; our ability to attract and retain customers and increase our overall market penetration; our ability to compete against other communications and content distribution businesses; our ability to maintain contracts that are critical to our operations; our ability to respond adequately to technological developments; our ability to develop and maintain back-up for our critical systems; our ability to continue to design networks, install facilities, obtain and maintain any required governmental licenses or approvals and finance construction and development, in a timely manner at reasonable costs and on satisfactory terms and conditions; and our ability to have an impact upon, or to respond effectively to, new or modified laws or regulations; and factors relating to the proposed acquisition of Telewest by ntl, including (1) the failure to obtain and retain expected synergies from the proposed transaction, (2) rates of success in executing, managing and integrating key acquisitions, including the proposed acquisition, (3) the ability to achieve business plans for the combined company, (4) the ability to manage and maintain key customer relationships, (5) delays in obtaining, or adverse conditions contained in, any regulatory or third-party approvals in connection with the proposed acquisition, (6) availability and cost of capital, (7) the ability to manage regulatory, tax and legal matters, and to resolve pending matters within current estimates, and (8) other similar factors, and (9) the risk factors summarized and explained in our 10-K reports and our joint proxy statement/prospectus relating to the proposed merger and related transactions.

Some of these, and other factors, are discussed in more detail under “Risk Factors” and elsewhere in ntl’s Form 10-K.  For additional information concerning factors that could cause actual results to materially differ from those projected herein, please refer to our most recent Form 10-K, 10-Q and 8-K reports.  ntl assumes no obligation to update our forward-looking statements to reflect actual results, changes in assumptions or changes in factors affecting these statements.